UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  June 23, 2011

(June 14, 2011)

OBSCENE JEANS CORPORATION

(Exact name of registrant as specified in its charter)

Florida (State or other jurisdiction of incorporation)	333-166064 (Commission File Number)	27-1070374 (IRS Employer Identification No.)

1522 Romallo Lane

Sarasota, Florida 34232

(Address of principal executive offices) (Zip Code)

(941) 330-7648

(Registrant's telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01  Completion of Acquisition or Disposition of Assets

On June 14, 2011, Obscene Jeans Corp. (“OBJE”) signed a Purchase Agreement (the “Purchase Agreement) with Beijing Beautyfresh International Trade Company, a Chinese company registered and operated under the laws of the People’s Republic of China (“Beautyfresh”). Under the terms of the Purchase Agreement, OBJE has agreed to purchase all assets of Beautyfresh for the purchase price of $25,000 cash.

On April 26, 2011, OBJE had previously signed a Global Strategic Profit Alliance Agreement with Beautyfresh.

Beautyfresh is one of a small number of import/export entities authorized to service and distribute American and European products on the Chinese mainland.

Item 9.01  Financial Statements and Exhibits

a)

The financial statements of Beijing Beautyfresh International Trade Company and any pro forma financial information required to be filed with respect to the Acquisition shall be filed by amendment to this report filed no later than 71 calendar days after the date by which this report must be filed.

b)

The financial statements of Beijing Beautyfresh International Trade Company and any pro forma financial information required to be filed with respect to the Acquisition shall be filed by amendment to this report filed no later than 71 calendar days after the date by which this report must be filed.

c)	Not applicable

d)	Exhibits

No.	Exhibit
2.1	Purchase Agreement with Beijing Beautyfresh International Trade Company dated June 14, 2011 *

*  Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  June 23, 2011

Obscene Jeans Corporation, a Florida corporation

By:    /s/ Robert Federowicz

Robert Federowicz, CEO